Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the period ended July 31, 2012 (the “Report”) of Limoneira Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Harold S. Edwards, Chief Executive Officer of the Registrant, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 10, 2012	/s/ Harold S. Edwards
Harold S. Edwards,
Director, President, and Chief Executive Officer
(Principal Executive Officer)